IRREVOCABLE PROXY

              2004 ANNUAL STOCKHOLDER MEETING ELECTION OF DIRECTORS

         The undersigned stockholder of Aksys, Ltd., a Delaware corporation (the "COMPANY"), hereby irrevocably (to the full extent permitted by Section 212 of the Delaware General Corporation Law, except as provided below) appoints William
C. Dow and Lawrence D. Damron of the Company, and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that the undersigned now owns of record or has the power to direct the vote, or that the undersigned hereafter may own of record or have the power to direct the vote upon exercise of the warrants currently owned by the undersigned, and any and all other shares or securities of the Company issued or exchanged in respect thereof on or after the date hereof, other than as expressly provided below (collectively, the "SECURITIES"), in accordance with the terms of this Irrevocable Proxy (the "PROXY").

         Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Securities inconsistent with the terms hereof are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Securities inconsistent with the terms hereof until after the Expiration Date (as defined below) or such Securities are no longer subject to this Proxy in accordance with, and pursuant to, the terms below.

         This Proxy is irrevocable (to the extent provided in Section 212 of the Delaware General Corporation Law), is coupled with an interest and is granted pursuant to, and in consideration of the benefits received by the undersigned under, that certain Settlement Agreement and Mutual Release (the "SETTLEMENT AGREEMENT") entered into by and among the Company; Durus Life Sciences Master Fund Ltd., a Cayman Islands company (the "FUND"); Scott Sacane, a Connecticut resident; Durus Capital Management, LLC, a Delaware limited liability company; Durus Capital Management (N.A.), LLC, a Delaware limited liability company; and Artal Long Biotech Portfolio LLC, a Delaware limited liability company.

         The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Securities at the Company's 2004 annual meeting of stockholders, or at any postponement or adjournment thereof, in favor of the election of William C. Dow and Dekle W. Rountree, Jr. to the Company's board of directors; PROVIDED, that from and after notice in writing by the Fund to the attorneys and proxies named above that it has certified to the Company pursuant to the Settlement Agreement that the Fund's known Aggregate Ownership (as defined in the Settlement Agreement) is less than 50% of the then-outstanding common stock of the Company, the attorneys and proxies named above shall vote as provided above only those of the undersigned's Securities that are in excess of 14.99% of the then-outstanding shares of common stock of the Company as specified by the Fund.

         The attorneys and proxies named above may not exercise this Proxy on any matter except as provided above.

         All notices and other communications provided for in this Proxy shall be in writing and shall be either sent by facsimile with confirmation to the number specified below or personally delivered or sent by reputable overnight courier service (delivery charges prepaid) to the attorneys and proxies named above at the address specified below.

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         c/o Aksys, Ltd.
         Two Marriott Drive
         Lincolnshire, Illinois  60069
         Telecopy:  (847)229-2235
         Telephone:  (847) 229-2020

         Any such notice or other communication shall be deemed to have been given pursuant to this Proxy when delivered personally, when confirmed if by facsimile or on the second business day after deposit with a reputable overnight courier service, as the case may be.

         This Proxy shall terminate, and be of no further force or effect, automatically with respect to any Securities that are transferred or otherwise disposed of by the undersigned, except if and to the extent the undersigned retains the right to direct the vote therof. This Proxy shall terminate, and be of no further force and effect, in its entirety automatically upon the date (the "EXPIRATION DATE") that the Fund notifies the attorneys and proxies named above that it has certified to the Company pursuant to the Settlement Agreement that the Fund's known Aggregate Ownership (as defined in the Settlement Agreement) is less than 15% of the then-outstanding common stock of the Company.

         Dated:  February __, 2004


                                      By:
                                      Its:


                                      By:
                                             -----------------------------

                                      Name:  -----------------------------
                                      Title:
                                             -----------------------------

                                      Shares owned of record or for which the
                                      stockholder holds the power to direct
                                      the vote:

                                      _______ shares of Company common stock